Exhibit 99.1

Great Elm Capital Corp. Announces Reverse Stock Split

Waltham, Mass., January 27, 2022 -- Great Elm Capital Corp. (“GECC” or the “Company”) (NASDAQ: GECC), a business development company, announced today that its Board of Directors has approved a 6-for-1 reverse stock split of the Company’s outstanding common stock. As a result of the reverse stock split, every six shares of the Company’s issued and outstanding common stock will be converted into one share of issued and outstanding common stock. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares to be received as a result of the reverse stock split will be redeemed for cash at the closing market price on the business day immediately prior to the effective date of the reverse stock split. The reverse stock split is expected to be effective for trading purposes on February 28, 2022.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed business development company that seeks to generate both current income and capital appreciation through debt and income generating equity investments, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Media & Investor Contact:

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com